Nancy H. Badeer

Head of Insurance Products Law

Associate General Counsel

285 Madison Avenue

New York, NY 10017

T: 980-949-3600

June 14, 2024

Board of Directors

Brighthouse Life Insurance Company

1209 Orange Street

Wilmington, DE 19801

Re:	Opinion of Counsel

Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3

Brighthouse Life Insurance Company

File No. 333-276763

Brighthouse Shield Level Pay Plus® II Annuity and Brighthouse Shield Level Pay Plus® II

Advisory Annuity

Ladies and Gentlemen:

I am Head of Insurance Products Law and an Associate General Counsel in the Law and Compliance Department and provide legal counsel to Brighthouse Life Insurance Company. This opinion is furnished in connection with the proposed offering of a certain single premium deferred index-linked annuity contract (the “Contract”) issued by Brighthouse Life Insurance Company (“Company”) under Pre-Effective Amendment No. 2 to Registration Statement on Form S-3, File No. 333-276763, filed on June 14, 2024 (the “Registration Statement”) and described therein, filed by the Company under the Securities Act of 1933, as amended.

I have made such examination of law and examined such records of the Company and other documents as in my judgment are necessary or appropriate to render the opinion expressed below.

I am of the following opinions:

1.   The Company is duly organized and existing under the laws of the State of Delaware and has been duly authorized to do business and to issue annuity contracts by the Insurance Commissioner of the State of Delaware.

2.   The Annuity Contract covered by the above Registration Statement, and all amendments relating thereto, when delivered and when the first purchase payment made by an owner all in accordance with the prospectuses (the “Prospectuses”) included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of the Company in accordance with its terms. Owners of annuity contracts, as such, will not be subject to any deductions and charges by the Company other than those described in the Annuity Contract and as referred to in the Prospectuses.

I hereby consent to the use of this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Nancy H. Badeer

Nancy H. Badeer

Head of Insurance Products Law

Associate General Counsel